                                                       Exhibit 99.3

                  OFFICER'S COMPLIANCE CERTIFICATE

I,  Andrew  J.  Cederoth,  a  duly  authorized   representative  of
Navistar Financial Corporation, the Servicer, certify that:

1.  I have reviewed the annual report and other reports  containing distribution  information  for the period covered by the annual report;

2.  The absence in these reports,  to the best of my knowledge,  of any  untrue  statement  of  material  fact  or  omission  of  a material fact necessary to make the  statements  made, in light of the  circumstances  under which such  statements  were made, not misleading;

3.  The  inclusion in these  reports,  to the best of my knowledge, of the  financial  information  required  to be provided to the trustee under the governing documents of the issuer; and

4.  The  Servicer  complies  with  its  servicing  obligations  and minimum servicing standards.

                                         By:  /s/ANDREW J. CEDEROTH
                                                 Andrew J. Cederoth
                                                 Vice President and Treasurer

December 18, 2003